NEWS BULLETIN

For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro	Leslie Loyet
Chairman & CEO	Analysts/Investors
(312) 346-8100	(312) 640-6672
lloyet@mww.com

FOR IMMEDIATE RELEASE	NYSE: ORI
THURSDAY, APRIL 22, 2010

OLD REPUBLIC REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

CHICAGO – April 22, 2010 – Old Republic International Corporation (NYSE: ORI), today reported the following results for the first quarter 2010:

Financial Highlights
(Millions, except per share data and percentages in all tables)

	Quarters Ended March 31,
	2010	2009	Change
Operating Revenues	$929.6	$878.5	5.8%
Net Operating Income (Loss)	23.1	(53.9)	142.9
Net Income (Loss)	$25.0	$(53.9)	146.5%
Diluted Earnings Per Share:
Net Operating Income (Loss)	$0.10	$(0.23)	143.5%
Net Income (Loss)	$0.11	$(0.23)	147.8%

Cash Dividends Per Share	$0.1725	$0.1700	1.5%
Ending Book Value Per Share	$16.90	$15.47	9.2%

Old Republic’s first quarter 2010 consolidated operating results, which exclude net realized investment gains or losses, reflected a substantial turn for the better when compared to the same quarter of 2009. As noted below, most of the gain stemmed from improved underwriting results in the Company’s mortgage guaranty line. The latter arose from the combination of lower claim provisions and the positive effects of largely non-recurring captive reinsurance commutations and terminations of certain pool insurance contracts. General insurance earnings were higher mostly as a result of lower claim costs. Title insurance operating earnings were basically flat quarter-over-quarter.

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Consolidated Results – The major components of Old Republic’s consolidated results and other data for the periods reported upon are shown below:

	Quarters Ended March 31,
	2010	2009	Change
Operating revenues:
General insurance	$479.1	$523.7	-8.5%
Mortgage guaranty	160.5	171.2	-6.3
Title insurance	262.0	160.2	63.5
Corporate and other	27.8	23.2	19.8
Total	$929.6	$878.5	5.8%
Pretax operating income (loss):
General insurance	$69.2	$58.2	19.0%
Mortgage guaranty	(34.1)	(144.6)	76.4
Title insurance	(8.6)	(9.0)	4.3
Corporate and other	1.8	2.6	-31.4
Sub-total	28.3	(92.8)	130.5
Realized investment gains (losses):
From sales	2.9	-
From impairments	-	-
Net realized investment gains (losses)	2.9	-	N/M
Consolidated pretax income (loss)	31.2	(92.7)	133.7
Income taxes (credits)	6.2	(38.8)	116.0
Net income (loss)	$25.0	$(53.9)	146.5%

Consolidated underwriting ratio:
Benefits and claim ratio	59.6%	83.9%
Expense ratio	47.4	39.6
Composite ratio	107.0%	123.5%

Components of diluted
earnings per share:
Net operating income (loss)	$0.10	$(0.23)	143.5%
Net realized investment gains (losses)	0.01	-
Net income (loss)	$0.11	$(0.23)	147.8%

Cash dividends paid per share	$0.1725	$0.1700	1.5%

N/M: Not meaningful

The above table shows both operating and net income (loss) to highlight the effects of realized investment gain or loss recognition on period-to-period comparisons. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs for impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time can distort the comparability of the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results.

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General Insurance Results – First quarter 2010 general insurance earnings were mainly affected by lower earned premiums and the changes in claim costs and expenses reflected in the following table.

	General Insurance Group
	Quarters Ended March 31,
	2010	2009	Change
Net premiums earned	$411.8	$457.3	-10.0%
Net investment income	64.6	63.4	1.8
Pretax operating income (loss)	$69.2	$58.2	19.0%

Claim ratio	70.6%	74.8%
Expense ratio	26.7	25.6
Composite ratio	97.3%	100.4%

The continuation of a moderate decline in premium rates and recessionary conditions constrained premium growth in the latest quarter and each of the prior two years. Lessened economic activity affects such factors as sales and employment levels, both of which are important elements upon which Old Republic’s commercial insurance premiums are based.

While the Group’s invested asset base grew by approximately 10 percent year-over-year, net investment income was up negligibly by 1.8 percent quarter-over-quarter. The disparate growth rates reflect primarily a low yield market environment and the relatively short-term nature of the bond portfolio.

As the above table shows, the overall claim ratio declined by 4.2 percentage points quarter-over-quarter as experience for most insurance coverages reflected relatively stable trends in claim payments and reserve provisions. Moreover, the consumer credit indemnity (“CCI”) coverage impacted adversely the overall claim ratio by 3.9 percentage points compared to a 7.7 percentage point effect in last year’s first quarter. Most of the reduced impact stemmed from lower CCI premium volume, and declining loan delinquency and claim payment trends.

The expense ratio edged up slightly as a small reduction in total expenses lagged the larger drop in earned premiums.

Mortgage Guaranty Results – Operating results for the Company’s mortgage guaranty segment improved significantly as downward trends in newly reported and outstanding traditional primary delinquencies resulted in lower claim reserve provisions. First quarter pretax operating results also benefited from gains emanating from additional commutations of two captive reinsurance agreements, and the termination of certain pool insurance contracts. Key indicators of this segment’s performance are shown in the following table.

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	Mortgage Guaranty Group
	Quarters Ended March 31,
	2010	2009	Change
Net premiums earned	$136.2	$145.3	-6.2%
Net investment income	23.1	22.4	3.1
Pretax operating income (loss)	$(34.1)	$(144.6)	76.4%

Claim ratio	127.2%	199.9%
Expense ratio	13.5	13.7
Composite ratio	140.7%	213.6%

As above noted, during this year’s first quarter the Mortgage Guaranty Group negotiated the termination of two captive reinsurance agreements and certain pool insurance contracts. The reinsurance commutations resulted in additional net premiums earned of $5.3 million that are intended to cover the Company’s assumption of future losses related to the agreements. Pursuant to GAAP accounting methodology these premiums must be recognized as income upon receipt rather than being deferred to future periods when the related claim costs are expected to arise. The cancellation of pool insurance contracts resulted in a reduction of first quarter 2010 incurred losses of approximately $30.3 million. Taken together these transactions reduced the incurred claim ratio for the quarter by approximately 27.4 percentage points, increased the paid claim ratio by 128.8 percentage points, and decreased the pretax operating loss by approximately $35.6 million. As a further consequence, these non-recurring transactions resulted in a reduction of operating cash flow of $167.1 million.

Leaving aside the additional captive reinsurance premium income of $5.3 million, mortgage guaranty earned premiums continued to decline in this year’s first quarter. Lower volumes of new insurance and premium refunds related to claim rescissions accounted for most of the decline. New business volume reflected further weakness due to the downturn in overall mortgage originations, lower industry market penetration, and the continuation of more selective underwriting guidelines in place since late 2007.

Net investment income grew moderately due to a temporarily higher invested asset base in this year’s first quarter.

First quarter 2010 claim costs were lower as a result of the first sequential decline in outstanding traditional primary loan delinquencies since the first quarter of 2007.  The continuation of historically high levels of claim rescissions and denials also affected paid claim and reserve provision trends. The following table shows the major components of incurred claims inclusive of the above noted effect of captive reinsurance and pool insurance terminations.

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	Mortgage Guaranty Group
	Quarters Ended
	March 31,
	2010	2009
Components of incurred claim ratio as a
percent of earned premiums:
Paid claims:
Payments, excluding pool terminations	107.6%	107.1%
Pool terminations reserve payments	128.8	-
Total paid claim ratio	236.5	107.1
Claim reserve provisions:
Excluding pool terminations	47.0	92.8
Pool termination reserves released	(151.1)	-
Net claim reserve provisions (release)	(104.2)	92.8
Effect of captive commutations	(5.1)	-
Incurred claim ratio	127.2%	199.9%

Production and operating expense ratios for all periods reported upon reflect continued success in expense management.

Title Insurance Results – Old Republic’s title business continued to generate the more positive operating momentum that emerged in last year’s second half.  Key performance indicators are shown in the following table.

	Title Insurance Group
	Quarters Ended March 31,
	2010	2009	Change
Net premiums and fees earned	$255.2	$154.3	65.4%
Net investment income	6.6	5.8	12.8
Pretax operating income (loss)	$(8.6)	$(9.0)	4.3%

Claim ratio	7.4%	6.6%
Expense ratio	98.5	102.9
Composite ratio	105.9%	109.5%

First quarter 2010 net premiums and fees reflected accelerating growth as the Title Group gained market share from industry dislocations and consolidation. The consolidation of accounts from the Florida joint underwriting venture formed in mid-year 2009 also added to this year’s revenue stream. A greater invested asset base generated meaningful investment income growth even though market yields remain relatively low.

Claim costs, however, rose at a quicker pace than premiums and fees revenues as the Company added moderately to reserve provisions in consideration of recent claim emergence trends. Growth in production and general operating expenses also reflected the greater costs associated with the much higher level of premiums and fees.

Corporate and Other Operations – The Company’s small life and health business and the net costs associated with the parent company and its internal services subsidiaries produced a lower net gain in this year’s first quarter. Period-to-period variations in the results posted by these relatively small elements of Old Republic’s operations usually stem from volatility inherent to the small scale of its life and health business, fluctuations in the costs of external debt, and net interest costs on intra-system financing arrangements.

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Cash, Invested Assets, and Shareholders’ Equity – The following table reflects Old Republic’s consolidated cash and invested assets as well as shareholders’ equity at the dates shown:

				% Change
	March	December	March	March '10/	March '10/
	2010	2009	2009	Dec '09	March '09
Cash and invested assets: Fair value basis	$9,985.9	$9,879.0	$9,052.4	1.1%	10.3%
Original cost basis	$9,561.2	$9,625.9	$9,407.1	-.7%	1.6%

Shareholders’ equity: Total	$3,995.8	$3,891.4	$3,643.2	2.7%	9.7%
Per common share	$16.90	$16.49	$15.47	2.5%	9.2%

Composition of shareholders’ equity per share:
Equity before items below	$14.92	$14.99	$15.69	-0.5%	-4.9%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	1.98	1.50	(0.22)
Total	$16.90	$16.49	$15.47	2.5%	9.2%

Consolidated cash flow from operating activities produced a deficit of $19.3 million for the first three months of 2010. This compares to positive operating cash flow of $263.3 million for the same period in 2009. This year’s significant reduction was largely due to the net operating cash flow impact of the previously discussed mortgage guaranty pool terminations.

The investment portfolio reflects a current allocation of approximately 85 percent to fixed-maturity securities and 6 percent to equities. As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives intended to assure solid funding of its insurance subsidiaries’ long-term obligations to policyholders and other beneficiaries, and of their long-term effect on the stability of capital accounts. The portfolio contains little or no direct insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations (“CDO’s”), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

Total equity investments include Old Republic’s common stock holdings in two leading publicly held mortgage guaranty (“MI”) businesses (MGIC Investment Corp. and The PMI Group). These stocks were acquired in 2007 and 2008 as passive long-term investment additions for a core segment of Old Republic’s business in anticipation of a recovery of the MI industry in 2010. In management’s judgment, the past three years’ depressed market valuations of companies operating in the housing and mortgage-lending sectors of the American economy have been impacted significantly by the cyclical and macroeconomic conditions affecting these sectors, and by the recent dysfunctionality of the banking and mortgage-lending industries. As shown in the following table, the March 31, 2010 fair value of the two securities had risen to 61.0 percent of their original cost compared to the 25.6 percent other-than-temporarily-impaired level to which they were written down in 2008.

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		As of and for Periods Ended:
		March 31,	December 31,
		2010	2009	2008
Total value of the two MI investments:	Original cost	$416.4	$416.4	$416.4
	Impaired cost	106.8	106.8	106.8
	Fair value	254.0	130.7	82.7
	Underlying equity(*)	$252.5	$274.6	$515.9

	Pretax other-than-temporary impairments
	recorded in income statement of the period	$-	$-	$(375.5)
	Pretax unrealized investment gains (losses)
	recorded directly in shareholders’ equity account:
	For the period	$123.3	$48.0	$(24.1)
	Cumulatively	$147.2	$23.9	$(24.1)

(*) Underlying equity based on latest reports (which may lag by one quarter) issued by investees.

Substantially all changes in the shareholders’ equity account reflect the Company’s net income or loss, dividend payments to shareholders, and impairments or changes in market valuations of invested assets during the periods shown below:
	Shareholders’ Equity Per Share
	Three Months Ended March 31,
	2010	2009
Beginning balance	$16.49	$15.91
Changes in shareholders’ equity:
Net operating income (loss)	0.10	(0.23)
Net realized investment gains (losses):
From sales	0.01	-
From impairments	-	-
Subtotal	0.01	-
Net unrealized investment gains (losses)	0.47	(0.04)
Total realized and unrealized investment gains (losses)	0.48	(0.04)
Cash dividends	(0.17)	(0.17)
Stock issuance, foreign exchange, and other transactions	-	-
Net change	0.41	(0.44)
Ending balance	$16.90	$15.47

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today, to discuss its first quarter 2010 performance and to review major operating trends and business developments. To access this call, please log on to www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 888-203-1112, passcode 8351415, which will be available through April 29, 2010. The replay will also be available on Old Republic International’s website through May 22, 2010.

About Old Republic
Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $14.24 billion and shareholders’ equity of $3.99 billion or $16.90 per share. Its current stock market valuation is approximately $3.3 billion, or $13.76 per share.

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The nature of Old Republic’s business requires that it be managed for the long run. For the 25 years ended in 2009, the Company’s total market return, with dividends reinvested, has grown at a compounded annual rate of 9.7 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 10.5 percent annual compound rate. During those years, Old Republic’s shareholders’ equity account, inclusive of cash dividends, has risen at an average annual rate of 11.6 percent per share, and the regular cash dividend has grown at a 10.3 percent annual compound rate. According to the most recent edition of Mergent’s Dividend Achievers, Old Republic is one of just 120 companies, out of 10,000-plus publicly held corporations, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Segmented Operating Summary
•	Segmented Operating Statistics
•	Notes and Safe Harbor Statement

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Old Republic International Corporation Financial Summary (Unaudited)
		March 31,	December 31,	March 31,
SUMMARY BALANCE SHEETS:		2010	2009	2009
Assets:
Cash and fixed maturity securities		$9,210.7	$9,230.9	$8,639.4
Equity securities		631.4	502.9	271.9
Other invested assets		143.8	145.2	141.1
Cash and invested assets		9,985.9	9,879.0	9,052.4
Accounts and premiums receivable		794.4	788.6	817.9
Federal income tax recoverable: Current		.4	7.3	18.1
Reinsurance balances recoverable		2,595.9	2,558.0	2,546.7
Prepaid federal income taxes		136.0	221.4	221.4
Sundry assets		728.0	735.4	636.7
Total		$14,240.9	$14,190.0	$13,293.5
Liabilities and Shareholders’ Equity:
Policy liabilities		$1,227.5	$1,223.4	$1,288.8
Benefit and claim reserves		7,774.8	7,915.0	7,430.6
Federal income tax payable:	Deferred	102.8	47.5	24.0
Debt		347.2	346.7	221.1
Sundry liabilities		792.5	765.8	685.5
Shareholders’ equity		3,995.8	3,891.4	3,643.2
Total		$14,240.9	$14,190.0	$13,293.5

		Quarters Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	March 31,		March 31,
		2010	2009	2010	2009
	Net premiums and fees earned	$828.5	$777.4	$3,440.0	$3,248.9
	Net investment income	96.2	93.4	386.3	375.5
	Other income	4.8	7.6	21.9	27.5
	Net realized investment gains (losses)	2.9	-	9.3	(487.3)
	Total revenues	932.6	878.5	3,857.7	3,164.6
	Benefits and claims	494.1	652.0	2,441.0	2,719.4
	Sales and other expenses	407.1	319.3	1,566.1	1,317.6
	Total expenses	901.3	971.3	4,007.2	4,037.0
	Pretax income (loss)	31.2	(92.7)	(149.5)	(872.3)
	Income taxes (credits)	6.2	(38.8)	(129.3)	(279.1)
	Net income (loss)	$25.0	$(53.9)	$(20.1)	$(593.2)

	COMMON STOCK STATISTICS (a):
Net income (loss):	Basic	$.11	$(.23)	$(.08)	$(2.56)
	Diluted	$.11	$(.23)	$(.08)	$(2.56)
	Components of earnings per share:
	Basic, net operating income (loss)	$.10	$(.23)	$(.33)	$(.96)
	Realized investment gains (losses)	.01	-	.25	(1.60)
	Basic net income (loss)	$.11	$(.23)	$(.08)	$(2.56)
	Diluted, net operating income (loss)	$.10	$(.23)	$(.33)	$(.96)
	Realized investment gains (losses)	.01	-	.25	(1.60)
	Diluted net income (loss)	$.11	$(.23)	$(.08)	$(2.56)
	Cash dividends on common stock	$.1725	$.1700	$.6825	$.6800
	Book value per share			$16.90	$15.47
	Common shares outstanding:
	Average basic	236,387,779	235,259,226	236,163,864	232,616,631
	Average diluted	236,462,231	235,259,226	236,163,864	232,616,631
	Actual, end of period			236,466,473	235,485,828

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$25.0	$(53.9)	$(20.1)	$(593.2)
	Post-tax net unrealized gains (losses)	111.5	(9.8)	497.5	21.4
	Other adjustments	3.1	.5	21.8	(51.0)
	Net adjustments	114.6	(9.2)	519.3	(29.6)
	Comprehensive income (loss)	$139.7	$(63.1)	$499.2	$(622.8)

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Old Republic International Corporation Segmented Operating Summary (Unaudited)

	Net							Pretax	Composite
	Premiums	Net				Sales &		Operating	Under-
	& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
	Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended March 31, 2010

General	$411.8	$64.6	$2.6	$479.1	$290.7	$119.1	$409.8	$69.2	97.3%
Mortgage	136.2	23.1	1.1	160.5	173.3	21.2	194.6	(34.1)	140.7
Title	255.2	6.6	.1	262.0	18.8	251.9	270.7	(8.6)	105.9
Other	25.1	1.8	.8	27.8	11.2	14.7	26.0	1.8	-
Consolidated	$828.5	$96.2	$4.8	$929.6	$494.1	$407.1	$901.3	$28.3	107.0%

Quarter Ended March 31, 2009

General	$457.3	$63.4	$2.9	$523.7	$341.9	$123.5	$465.5	$58.2	100.4%
Mortgage	145.3	22.4	3.5	171.2	290.5	25.3	315.9	(144.6)	213.6
Title	154.3	5.8	-	160.2	10.2	159.0	169.3	(9.0)	109.5
Other	20.4	1.6	1.1	23.2	9.2	11.3	20.5	2.6	-
Consolidated	$777.4	$93.4	$7.6	$878.5	$652.0	$319.3	$971.3	$(92.8)	123.5%

Fiscal Twelve Months Ended March 31, 2010

General	$1,737.0	$260.1	$10.9	$2,008.1	$1,309.1	$487.7	$1,796.8	$211.2	101.5%
Mortgage	635.4	92.7	7.1	735.3	1,016.9	94.2	1,111.2	(375.9)	172.6
Title	989.4	25.9	.5	1,015.9	78.8	934.5	1,013.3	2.5	101.6
Other	78.0	7.4	3.3	88.9	36.0	49.6	85.7	3.2	-
Consolidated	$3,440.0	$386.3	$21.9	$3,848.3	$2,441.0	$1,566.1	$4,007.2	$(158.8)	114.6%

Fiscal Twelve Months Ended March 31, 2009

General	$1,933.9	$252.5	$11.6	$2,198.1	$1,436.1	$499.2	$1,935.3	$262.7	98.8%
Mortgage	590.2	87.7	10.9	688.9	1,203.9	101.6	1,305.5	(616.6)	219.0
Title	649.7	24.5	.1	674.5	44.6	672.5	717.1	(42.6)	110.1
Other	75.0	10.5	4.8	90.4	34.7	44.1	78.8	11.5	-
Consolidated	$3,248.9	$375.5	$27.5	$3,652.0	$2,719.4	$1,317.6	$4,037.0	$(384.9)	123.0%

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Old Republic International Corporation Segmented Operating Statistics
	Quarters Ended		Fiscal Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
General Insurance:

Benefits and claim ratio	70.6%	74.8%	75.4%	74.3%
Expense ratio	26.7	25.6	26.1	24.5
Composite ratio	97.3%	100.4%	101.5%	98.8%

Paid loss ratio	69.3%	77.1%	73.6%	73.3%

Mortgage Guaranty: (see additional Supplemental Segmented Operating Statistics)

Balance Sheet Leverage Ratios (b):
Risk to Capital Ratio -
Performing risk basis			23.2:1	18.6:1
Total Financial Resources
to Risk Ratio			12.6%	11.8%

Earned premiums:
Direct	$145.8	$170.3	$624.1	$694.5
Net	$136.2	$145.3	$635.4	$590.2

Claim ratio	127.2%	199.9%	160.0%	204.0%
Expense ratio	13.5	13.7	12.6	15.0
Composite ratio	140.7%	213.6%	172.6%	219.0%

Paid loss ratio	236.5%	107.1%	113.0%	87.7%

Title Insurance:

Direct orders opened	80,523	89,837	349,621	276,980
Direct orders closed	60,034	61,868	272,355	197,504

Reserves to paid losses ratio (b)			4.6:1	5.2:1

Claim ratio	7.4%	6.6%	8.0%	6.9%
Expense ratio	98.5	102.9	93.6	103.2
Composite ratio	105.9%	109.5%	101.6%	110.1%

Paid loss ratio	7.6%	10.4%	8.0%	9.8%

Consolidated:

Benefits and claim ratio	59.6%	83.9%	71.0%	83.7%
Expense ratio	47.4	39.6	43.6	39.3
Composite ratio	107.0%	123.5%	114.6%	123.0%

Paid loss ratio	77.1%	68.9%	61.3%	62.9%

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Old Republic International Corporation Supplemental Segmented Operating Statistics

	Year-to-Date				2009					2010
	2005	2006	2007	2008	Q1	Q2	Q3	Q4	Year-to-Date	Q1
Mortgage Guaranty:

New insurance written:
Traditional Primary	$20,554.5	$17,187.0	$31,841.7	$20,861.9	$2,212.0	$2,573.2	$1,993.6	$1,120.3	$7,899.2	$748.3
Bulk	9,944.3	13,716.7	10,800.3	3.5	-	-	-	-	-	-
Other	498.2	583.7	901.6	1,123.5	0.5	-	-	-	0.5	-
Total	$30,997.1	$31,487.5	$43,543.7	$21,989.0	$2,212.6	$2,573.2	$1,993.6	$1,120.3	$7,899.8	$748.3

New Risk Written:
Traditional Primary	$5,112.4	$4,246.8	$7,844.5	$4,815.0	$468.4	$542.8	$428.1	$242.3	$1,681.7	$168.2
Bulk	1,053.1	1,146.6	724.5	0.6	-	-	-	-	-	-
Other	11.7	12.2	15.2	11.8	-	-	-	-	-	-
Total	$6,177.4	$5,405.7	$8,584.4	$4,827.5	$468.4	$542.8	$428.1	$242.3	$1,681.7	$168.2

New Risk Written – Traditional Primary
By FICO Score:
FICO less than 620	7.9%	9.1%	8.6%	1.4%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
FICO 620 to 680	34.4	33.5	34.4	17.2	4.0	1.1	0.3	0.2	1.5	0.3
FICO greater than 680	56.8	56.9	56.8	81.4	96.0	98.9	99.7	99.8	98.5	99.7
Unscored/Unavailable	0.9	0.5	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

By Loan to Value:
LTV 85.0 and below	5.7%	5.1%	5.6%	8.9%	11.2%	11.5%	9.5%	7.7%	10.4%	7.8%
LTV 85.01 to 90.0	41.8	38.9	30.4	41.4	50.2	51.1	53.4	53.4	51.7	55.1
LTV 90.01 to 95.0	31.2	25.6	24.9	30.2	36.8	36.4	36.1	37.3	36.6	35.6
LTV greater than 95.0	21.3	30.4	39.1	19.5	1.8	1.0	1.0	1.6	1.3	1.5
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Full Documentation	80.7%	81.9%	84.1%	95.8%	99.9%	100.0%	100.0%	100.0%	100.0%	100.0%
ARMS with resets < 5 years	13.8%	8.9%	4.0%	1.2%	0.4%	0.3%	0.5%	0.9%	0.5%	1.0%

Net Risk in Force:
Traditional Primary	$14,711.2	$14,582.1	$18,808.5	$20,463.0	$19,809.1	$19,202.8	$19,279.6	$18,727.9		$18,209.6
Bulk	1,758.8	2,471.1	2,539.9	2,055.0	2,006.8	1,941.5	1,849.1	1,776.7		1,507.4
Other	586.1	578.9	511.1	457.0	386.7	330.3	297.5	297.2		274.8
Total	$17,056.2	$17,632.2	$21,859.5	$22,975.1	$22,202.7	$21,474.6	$21,426.4	$20,801.9		$19,991.9

Persistency:
Traditional Primary	65.5%	73.1%	77.6%	83.9%	83.3%	83.3%	83.4%	82.8%		83.6%
Bulk	59.5%	70.5%	73.7%	88.4%	89.7%	90.8%	89.3%	88.3%		88.3%

Risk to Capital Ratio –
Performing Risk Basis (b)	9.3:1	9.3:1	12.0:1	18.8:1	18.6:1	20.1:1	20.9:1	23.1:1		23.2:1
Total Financial
Resources to Risk Ratio (b)	11.8%	12.0%	11.1%	11.2%	11.8%	12.0%	12.7%	13.0%		12.6%

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Old Republic International Corporation Add 12

Old Republic International Corporation Supplemental Segmented Operating Statistics

	Year-to-Date				2009				2010
	2005	2006	2007	2008	Q1	Q2	Q3	Q4	Q1
Mortgage Guaranty:

Risk in Force by FICO Scores:
Traditional Primary:
FICO less than 620	8.3%	8.5%	8.5%	7.0%	6.8%	6.7%	6.6%	6.5%	6.5%
FICO 620 to 680	31.8	32.6	33.6	30.5	30.2	29.7	29.1	28.8	28.5
FICO greater than 680	53.1	54.6	55.1	60.5	61.2	61.9	62.7	63.1	63.4
Unscored/Unavailable	6.8	4.3	2.8	2.0	1.8	1.7	1.6	1.6	1.6
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Bulk (c):
FICO less than 620	21.2%	24.1%	19.4%	18.2%	18.0%	17.8%	17.7%	17.6%	20.2%
FICO 620 to 680	38.7	35.7	34.9	33.7	33.7	33.3	33.2	33.1	33.4
FICO greater than 680	38.7	39.8	45.4	47.9	48.1	48.7	48.9	49.2	46.3
Unscored/Unavailable	1.4	0.4	0.3	0.2	0.2	0.2	0.2	0.1	0.1
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Risk in Force by Original LTV Ratio:
Traditional Primary:
LTV 85.0 and below	5.4%	5.0%	4.7%	5.1%	5.2%	5.3%	5.3%	5.3%	5.3%
LTV 85.01 to 90.0	37.7	37.4	34.4	35.5	35.8	36.1	36.4	36.4	36.5
LTV 90.01 to 95.0	39.1	36.0	32.0	31.6	31.4	31.4	31.5	31.6	31.6
LTV greater than 95.0	17.8	21.6	28.9	27.8	27.6	27.2	26.8	26.7	26.6
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Bulk (c):
LTV 85.0 and below	57.3%	63.4%	62.0%	63.5%	64.0%	65.6%	65.5%	65.9%	61.8%
LTV 85.01 to 90.0	27.4	23.1	20.9	20.1	19.8	18.6	18.6	18.4	20.6
LTV 90.01 to 95.0	11.6	9.0	9.3	8.6	8.4	7.8	7.9	7.8	8.7
LTV greater than 95.0	3.7	4.5	7.8	7.8	7.8	8.0	8.0	7.9	8.9
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Risk in Force by:
Type of Loan Documentation:
Traditional Primary:
Full Documentation	90.6%	89.4%	88.0%	90.0%	90.1%	90.4%	90.8%	91.1%	91.4%
Reduced Documentation	9.4%	10.6%	12.0%	10.0%	9.9%	9.6%	9.2%	8.9%	8.6%

Bulk (c):
Full Documentation	51.9%	51.9%	49.6%	49.1%	49.0%	49.2%	49.5%	49.4%	53.1%
Reduced Documentation	48.1%	48.1%	50.4%	50.9%	51.0%	50.8%	50.5%	50.6%	46.9%

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Old Republic International Corporation Add 13

Old Republic International Corporation Supplemental Segmented Operating Statistics

	Year-to-Date				2009				2010
	2005	2006	2007	2008	Q1	Q2	Q3	Q4	Q1
Mortgage Guaranty:

Risk in Force by Loan Type:
Traditional Primary:
Fixed Rate & ARMS
with resets >= 5 years	90.9%	92.3%	94.4%	95.8%	95.8%	95.9%	96.1%	96.3%	96.4%
ARMS with resets < 5 years	9.1%	7.7%	5.6%	4.2%	4.2%	4.1%	3.9%	3.7%	3.6%

Bulk (c):
Fixed Rate & ARMS
with resets >= 5 years	64.6%	65.7%	70.9%	74.4%	74.8%	75.3%	75.4%	75.4%	72.6%
ARMS with resets < 5 years	35.4%	34.3%	29.1%	25.6%	25.2%	24.7%	24.6%	24.6%	27.4%

Risk in Force by Policy Year:
Traditional Primary:
2003 and prior	46.3%	33.9%	20.9%	15.6%	14.1%	13.6%	13.2%	12.9%	12.7%
2004	25.3	18.6	11.3	8.8	8.3	8.1	7.8	7.7	7.6
2005	28.4	23.4	15.1	11.9	11.6	11.4	11.1	11.0	10.9
2006		24.1	16.4	13.0	12.8	12.4	12.1	11.9	11.8
2007			36.3	30.1	30.1	29.4	28.7	28.3	28.0
2008				20.6	20.8	20.4	20.1	19.8	19.7
2009					2.3	4.7	7.0	8.4	8.4
2010									0.9
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Bulk (c):
2003 and prior	37.1%	22.5%	12.1%	7.4%	7.3%	7.2%	5.9%	5.0%	6.6%
2004	9.9	6.4	6.1	7.4	7.5	7.7	8.0	8.2	9.6
2005	53.0	31.1	23.4	23.5	23.6	23.6	23.9	23.9	26.8
2006		40.0	40.7	43.3	43.1	42.8	43.3	43.6	40.5
2007			17.7	18.4	18.5	18.7	18.9	19.3	16.5
2008				0.0	0.0	0.0	0.0	0.0	0.0
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

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Old Republic International Corporation Add 14

Old Republic International Corporation Supplemental Segmented Operating Statistics

	Year-to-Date				2009				2010
	2005	2006	2007	2008	Q1	Q2	Q3	Q4	Q1
Mortgage Guaranty:

Risk in Force by State (Top 10 States ranked by risk in force as of most recent quarter):
Traditional Primary:
Texas	7.1%	7.5%	7.7%	8.1%	8.1%	8.3%	8.4%	8.5%	8.5%
Florida	9.0%	9.0%	8.9%	8.3%	8.3%	8.2%	8.1%	8.1%	8.0%
California	3.6%	3.1%	4.5%	5.5%	5.7%	5.7%	5.6%	5.5%	5.4%
Georgia	6.3%	5.8%	5.3%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%
Illinois	5.4%	5.4%	5.2%	5.2%	5.1%	5.1%	5.1%	5.1%	5.1%
North Carolina	4.7%	4.8%	4.5%	4.4%	4.3%	4.4%	4.5%	4.5%	4.5%
Pennsylvania	3.8%	4.0%	3.8%	3.8%	3.9%	3.9%	3.9%	4.0%	4.0%
Ohio	3.7%	3.7%	3.4%	3.2%	3.1%	3.1%	3.1%	3.2%	3.2%
New Jersey	3.1%	3.1%	3.1%	3.1%	3.1%	3.1%	3.1%	3.1%	3.1%
Virginia	2.8%	2.8%	2.8%	2.9%	2.9%	2.9%	2.9%	2.9%	2.9%

Bulk (c):
California	19.0%	17.7%	17.5%	18.2%	18.2%	17.8%	17.8%	17.8%	16.2%
Florida	8.3%	9.4%	9.3%	10.0%	10.1%	10.1%	10.3%	10.4%	9.9%
Texas	4.5%	4.8%	4.8%	4.6%	4.6%	4.7%	4.7%	4.6%	5.1%
New York	6.3%	4.6%	5.5%	5.4%	5.4%	5.5%	5.3%	5.4%	5.8%
Illinois	4.9%	4.5%	4.1%	3.9%	3.9%	3.9%	4.0%	4.0%	4.0%
Arizona	4.0%	4.4%	4.2%	4.3%	4.3%	4.2%	4.2%	4.1%	3.9%
Georgia	3.3%	3.6%	4.2%	4.0%	4.0%	4.0%	4.0%	4.0%	4.1%
Ohio	3.6%	3.4%	3.1%	3.1%	3.1%	3.2%	3.2%	3.2%	3.5%
Colorado	2.7%	2.8%	3.0%	2.9%	3.0%	3.0%	3.0%	3.0%	3.0%
New Jersey	3.8%	3.2%	3.4%	3.4%	3.5%	3.4%	3.4%	3.5%	3.5%

Delinquent Loan Counts:
Traditional Primary	22,852	20,729	29,749	57,879	62,905	69,390	79,289	86,422	84,451
Bulk	3,441	4,496	10,572	23,574	28,832	31,744	34,648	37,518	25,650
Other	816	603	567	769	912	937	1,156	1,388	1,509
Total	27,109	25,828	40,888	82,222	92,649	102,071	115,093	125,328	111,610

Delinquency Rates:
Traditional Primary	4.7%	4.4%	5.5%	10.3%	11.5%	12.9%	15.0%	16.8%	16.9%
Bulk	3.7%	3.3%	6.9%	17.2%	21.7%	24.6%	27.6%	30.8%	28.7%
Other	0.5%	0.4%	0.7%	1.0%	1.4%	1.8%	3.0%	3.9%	5.0%
Total	3.6%	3.4%	5.2%	10.6%	12.4%	14.2%	16.7%	18.7%	18.0%

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Old Republic International Corporation Add 15

Old Republic International Corporation Supplemental Segmented Operating Statistics

	Year-to-Date				2009					2010
	2005	2006	2007	2008	Q1	Q2	Q3	Q4	Year-to-date	Q1
Mortgage Guaranty:

Delinquency Rates by State (Top 10 States ranked by risk in force as of most recent quarter):
Traditional Primary:
Texas	5.7%	4.5%	4.5%	7.1%	6.9%	7.7%	9.2%	10.6%		10.5%
Florida	3.1%	2.7%	7.7%	21.9%	25.4%	27.9%	31.2%	34.1%		34.5%
California	1.8%	2.9%	6.7%	19.8%	23.7%	25.3%	28.5%	30.5%		30.5%
Georgia	5.9%	6.1%	7.2%	11.1%	12.1%	13.7%	16.2%	18.8%		19.1%
Illinois	4.2%	4.5%	5.4%	10.8%	12.2%	14.2%	17.1%	19.5%		19.8%
North Carolina	4.9%	4.6%	4.8%	7.6%	8.0%	9.0%	10.8%	12.3%		12.8%
Pennsylvania	4.7%	4.8%	5.2%	7.7%	8.2%	9.1%	10.6%	11.6%		11.4%
Ohio	8.3%	7.8%	8.1%	11.0%	11.4%	12.5%	14.7%	16.4%		16.2%
New Jersey	4.1%	4.1%	5.4%	11.4%	13.9%	15.8%	18.9%	21.1%		21.4%
Virginia	2.2%	2.6%	4.1%	8.1%	9.3%	10.7%	12.5%	13.9%		14.2%

Bulk:
California	0.9%	1.6%	7.0%	22.4%	30.0%	34.2%	37.5%	41.3%		35.1%
Florida	1.9%	1.6%	7.8%	27.0%	34.3%	38.5%	42.5%	46.5%		42.9%
Texas	5.5%	4.0%	5.4%	10.2%	12.2%	13.0%	14.5%	16.3%		16.6%
New York	4.3%	4.4%	6.6%	13.8%	18.0%	20.6%	23.7%	26.8%		27.4%
Illinois	3.0%	4.2%	8.6%	19.1%	22.8%	27.0%	31.3%	35.7%		34.9%
Arizona	0.9%	1.0%	5.1%	18.2%	25.1%	29.8%	34.0%	37.5%		33.1%
Georgia	5.8%	4.4%	7.3%	16.3%	19.5%	20.8%	23.6%	27.6%		27.6%
Ohio	8.4%	9.3%	10.6%	17.1%	19.1%	19.9%	21.1%	23.4%		23.7%
Colorado	3.0%	3.3%	5.8%	9.8%	11.6%	13.1%	15.2%	17.0%		17.3%
New Jersey	3.7%	3.5%	6.6%	16.0%	22.0%	25.8%	30.0%	33.3%		34.2%

Average Paid Claim Amount (in whole $):
Traditional Primary	$24,255	$25,989	$32,214	$43,532	$48,968	$50,212	$45,919	$48,779	$48,492	$47,874
Bulk	$20,639	$21,846	$34,951	$56,481	$61,806	$61,270	$59,640	$55,728	$59,386	$61,878

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Old Republic International Corporation
Add 16

Notes to Accompanying Financial Summaries ($ in Millions, Except Share Data)
(a)   All per share statistics herein have been adjusted to reflect all stock dividends or splits declared through March 31, 2010. In calculating book value and earnings per share, accounting rules require that common shares owned by the Company’s Employee Savings and Stock Ownership Plan that are as yet unallocated to participants in the plan be excluded from the calculation. Such shares are issued and outstanding, have the same voting and other rights applicable to all other common shares, and may be sold at any time by the plan.

(b)   Old Republic monitors certain balance sheet leverage and trends therein through these ratios with respect to its mortgage guaranty (b – 1 & 2) and title (b – 3) segments:

1 - Risk to Capital Ratio – Performing risk basis: This ratio measures the Company’s outstanding net risk in force only on those mortgage loans that are current as to principal and interest in relation to total statutory capital. This ratio therefore excludes non-performing risk exposures (i.e. the outstanding risk on reported loans in default) for which the expected ultimate loss cost has been recognized through the establishment of claim reserves. The Company believes this ratio better matches available statutory capital with the portion of the risk in force for which no claim reserves are required.

2 - Total Financial Resources to Risk Ratio: This ratio measures all of the claim resources available to the Company, including statutory capital, and claim and unearned premium reserves in relation to total net risk in force. The Company believes this ratio is conceptually similar to a banking institution’s capital to assets leverage ratio, whereby the non-balance sheet value of a mortgage guaranty insurer’s net risk in force is related to total balance sheet resources available to meet estimated losses from outstanding risk exposures.

      3 - The Title Reserves to Paid Losses Ratio represents average paid losses for the most recent five years divided into claim reserves at the end of any one year or interim period. The higher this ratio, the greater is a title insurer’s expected ability to meet obligations to its assureds.

(c) Bulk pool risk in-force, which represented 39.8% of total bulk risk in-force at March 31, 2010, has been allocated pro-rata based on insurance in-force.

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Old Republic International Corporation
Add 17

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company’s reports, press releases, and conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company’s risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company’s 2009 Form 10-K annual report to the Securities and Exchange Commission, which Item is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com